UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2005

CV THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-21643	43-1570294
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3172 Porter Drive, Palo Alto, California	94304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 384-8500

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 29, 2005, CV Therapeutics, Inc. (“CV Therapeutics”) entered into a purchase agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc., Citigroup Global Capital Markets Inc. and Deutsche Bank Securities Inc. (the “Debt Underwriters”), a copy of which is attached hereto as Exhibit 1.1 (the “Debt Purchase Agreement”). Pursuant to the Debt Purchase Agreement, CV Therapeutics agreed to sell to the Underwriters $130 million aggregate principal amount of its 3¼% Senior Subordinated Convertible Notes due 2013 (the “Notes”), the form of which is attached hereto as Exhibit 4.2. CV Therapeutics also granted the Debt Underwriters an option to purchase, within 30 days of June 29, 2005, up to $19,500,000 aggregate principal amount of additional Notes. The underwriters have exercised this option in full.

Also on June 29, 2005, CV Therapeutics entered into a purchase agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc., Piper Jaffray & Co., SG Cowen & Co., LLC and First Albany Capital Inc. (the “Equity Underwriters”), a copy of which is attached hereto as Exhibit 1.2 (the “Equity Purchase Agreement”). Pursuant to the Equity Purchase Agreement, CV Therapeutics agreed to sell to the Underwriters 7,300,000 shares of its common stock (the “Shares”). CV Therapeutics also granted the Equity Underwriters an option to purchase, within 30 days of June 29, 2005, up to 1,050,000 additional shares of its common stock.

The closing of the sale of the Notes and the closing of the sale of the Shares both occurred on July 1, 2005. Both the Notes and the Shares were sold pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) (File No. 333-53202 and 333-109428), and a registration statement on Form S-3 under the Act, filed with the Commission on June 29, 2005 pursuant to Rule 462(b) under the Act (File No. 333-126204).

The Notes are governed by the terms of an indenture, dated July 1, 2005, between CV Therapeutics and Wells Fargo Bank, National Association, as trustee, a copy of which is attached hereto as Exhibit 4.1, and will have the benefit of a pledge and escrow agreement, dated July 1, 2005, among the Company, Wells Fargo Bank, National Association, as trustee and Wells Fargo Bank, National Association, as escrow agent, a copy of which is attached hereto as Exhibit 10.1.

The summary of the foregoing transaction is qualified in its entirety by reference to the text of the related agreements, which are included as exhibits hereto and are incorporated herein by reference.

Item 8.01 OTHER EVENTS

In connection with the transactions described in 1.01, on June 29, 2005, CV Therapeutics issued a press release announcing that it had agreed to sell 7,300,000 shares of its common stock at a purchase price of $21.60 per share in a public offering to the Equity Underwriters, including a 30-day option to purchase up to an additional 1,050,000 shares of common stock to cover over-allotments. CV Therapeutics also announced that it had agreed to sell $130 million aggregate principal amount of its 3¼% convertible senior subordinated notes due 2013 in a public offering, including a 30-day option to purchase up to an additional $19.5 million of notes to cover over-allotments. This press release is filed as Exhibit 99.1 to this Current Report and incorporated by reference as if set forth in full herein.

On July 1, 2005, CV Therapeutics issued a press release announcing that the Debt Underwriters had exercised their option to purchase an additional $19.5 million principal amount of the notes to cover over-allotments. This press release is filed as Exhibit 99.2 to this Current Report and incorporated by reference as if set forth in full herein.

Forward-Looking Statements. This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future clinical or product development, financial performance, regulatory review of our products or product candidates, or commercialization efforts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of those terms and other comparable terminology. These statements reflect only management’s current expectations. Important factors that could cause actual results to differ materially from the forward-looking statements we make or incorporate by reference in this report are set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and amended Form 10-K, as may be updated from time to time by our future filings under the Securities Exchange Act. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We disclaim any intent or obligation to update these forward-looking statements.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

1.1	Debt Purchase Agreement, dated as of June 29, 2005, between CV Therapeutics, Inc. and the Debt Underwriters.

1.2	Equity Purchase Agreement, dated as of June 29, 2005, between CV Therapeutics, Inc. and the Equity Underwriters.

4.1	Indenture, dated as of July 1, 2005, between CV Therapeutics, Inc. and Wells Fargo Bank, National Association, as Trustee.

4.2	Form of 3 1/4% Senior Subordinated Convertible Notes due 2013.

10.1	Pledge and Escrow Agreement, dated July 1, 2005, among the Company, Wells Fargo Bank, National Association, as Trustee and Wells Fargo Bank, National Association, in its capacity as escrow agent thereunder.

99.1	Press Release, dated June 29, 2005.

99.2	Press Release, dated July 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2005	CV THERAPEUTICS, INC.

	By:	/s/ DANIEL K. SPIEGELMAN
Daniel K. Spiegelman Senior Vice President and Chief Financial Officer